Exhibit 10.2

PENSION PLAN

FOR KIT M. COLE

Effective January 1, 2002

Section 1.                                            Purpose of the Plan.

Tamalpais Bank (the “Bank”) hereby establishes this Pension Plan (“Plan”) for its Chairperson/CEO, Kit Cole, effective as of January 1, 2002.  The purpose of the Plan is to provide an incentive for Kit M. Cole (“Cole”) to continue as Chairperson/CEO.  This Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Section 2.                                            Definitions.

Except as otherwise indicated, all definitions in this Plan shall have the meanings indicated below.

2.1                                 “Bank” means Tamalpais Bank, or any predecessor or successor corporation, which has been designated by the Board as participating in the Plan, and which has accepted such designation and has agreed to be bound by the terms of the Plan.

2.2                                 “Beneficiary” means any person or entity determined as such under Section 6 who is entitled to receive payments under the Plan because of the death of Cole.

2.3                                 “Board” means the Board of Directors of Tamalpais Bank, or any predecessor or successor company.

2.4                                 “Cause” means, for purposes of this Plan, (i) a criminal act or omission by Cole; or (ii) Cole’s fraud, dishonesty, or willful misperformance in rendering services to the Bank.

2.5                                 “Change in Control” shall be deemed to take place on the occurrence of any of the following events:   (i) a merger or consolidation of the Bank, in which the Bank is not the surviving organization and a majority of the capital stock of the surviving organization is owned by persons who were not shareholders of the Bank immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Bank to an unrelated entity; (iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Bank wherein twenty-five percent (25%) or more of the outstanding shares are transferred to any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act); or (iv) the election to the Board of candidates who were not recommended for election by members of the Board in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

2.6                                 “Disability” or “Disabled” means a condition of Cole resulting from a medically determinable physical or mental impairment so that Cole is unable to perform the material and substantive duties of Cole’s position or profession, which condition shall be determined by the Bank on the basis of such medical evidence as the Bank deems warranted under the circumstances.

2.7                                 “Effective Date” means January 1, 2002.

2.8                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.9                                 “Plan” means the Pension Plan for Kit M. Cole as set forth in this document.

2.10                           “Plan Year” means the calendar year.

2.11                           “Year of Service” means a calendar year of continuous service with the Bank.

Section 3.                                            Administration of the Plan.

3.1                                 The Plan shall be administered by the Board.  All decisions required to be made involving the interpretation, application and administration of the Plan shall be resolved by the Board.

Section 4.                                            Pension Plan Benefit.

4.1                                 The benefit under this Plan shall be equal to payments of $100,000 per year commencing January 1, 2005, for a period of fifteen (15) years.

4.2                                 The benefit described in paragraph 4.1 shall vest and be non-forfeitable at the rate of one-third of the total benefit (33 1/3%) for each year of service performed and completed by Cole commencing January 1, 2002.  Should Cole voluntarily terminate employment or be terminated by the Bank for Cause prior to December 31, 2004, she shall be entitled to receive payments for fifteen years equal to $100,000 times the percentage of the benefit that is then vested.   Should Cole be terminated by the Bank other than for Cause prior to December 31, 2004, Cole shall become fully vested and entitled to payment of benefits as if she had died or become Disabled under Section 4.3.

4.3                                 Notwithstanding the foregoing, should Cole become Disabled or die, or should there be a Change in Control, prior to her termination of employment and prior to December 31, 2004, her benefit hereunder shall become fully vested and she (or her Beneficiary) shall be entitled to receive the full benefit payments of $100,000 for fifteen years in accordance with Section 5.1 below; provided, however, should there be a Change in Control this provision will not be effective if, and to the extent, Cole and the entity or individual that causes the Change in Control agree in writing that vesting will not be accelerated.

Section 5.                                            Distribution of Benefits.

5.1                                 Benefit payments will commence upon Cole’s retirement on January 1, 2005, and each yearly payment will be made in equal monthly installments during each year of the fifteen year payment period.

5.2                                 Should Cole become Disabled, be terminated other than for cause, or should there be a Change in Control, prior to December 31, 2004, monthly benefit payments of $8,333.33 will commence within 60 days after such Disability, termination or Change in Control and shall be completed after 180 monthly payments have been made.

5.3                                 Should Cole’s employment terminate prior to December 31, 2004 on account of her death, monthly benefit payments will commence in the first calendar year after the year of death, and each year thereafter, as provided in Section 5.1.

5.4                                 Should Cole’s employment be terminated for Cause, or should she voluntarily terminate employment, prior to December 31, 2004, monthly benefit payments will commence in the first day of the month following such termination of employment, payable monthly over a period of fifteen years, based upon the percentage of vested benefit determined under paragraph 4.2.

5.5                                 If Cole is already receiving distribution of her benefit and dies before complete distribution of all of her benefit, the remaining benefit payments shall continue to be paid to Cole’s Beneficiary as provided in this Plan.

Section 6.                                            Beneficiary.

6.1                                 Cole may designate, in writing, a Beneficiary or Beneficiaries to receive the payment of her benefit payments in the event of her death. A designation of Beneficiary may be revoked or changed at any time by filing a new written designation with the Bank.

6.2                                 If Cole fails to designate, in writing, a Beneficiary or Beneficiaries to receive payment of her benefits in the event of her death, or if no validly designated Beneficiary survives Cole, Cole’s Beneficiary or Beneficiaries shall be the following in order:

(a)                                  Children, equally; or

(b)                                 estate.

Section 7.                                            Cole’s Rights.

Cole’s (or a Beneficiary’s) right to receive a distribution hereunder shall be an unsecured claim against the general assets of the Bank, and neither Cole nor the Beneficiary shall have any rights in or against any specific assets of the Bank.

Notwithstanding the foregoing paragraph, the Bank may establish and maintain a “Rabbi” Trust, which shall be an irrevocable trust in which the Bank may deposit amounts for purposes of this Plan. Any Trust assets shall be administered in accordance with the terms of the Trust, but such assets shall be subject to the claims of the Bank’s creditors in the event of the bankruptcy or insolvency of the Bank, until paid to Cole or her Beneficiaries. The Trust shall constitute an unfunded arrangement providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of the ERISA.

Section 8.                                            Miscellaneous Provisions.

8.1                                 This Plan does not confer upon Cole the right to be retained in the Bank’s employ, and Cole shall remain subject to discharge, discipline and termination to the same extent as if this Plan did not exist.  This Plan creates no rights or obligations other than those expressed herein.

8.2                                 No right or interest of any kind in any Plan asset shall be transferable or assignable by Cole or her Beneficiary(ies), or be subject to alienation, encumbrance,

garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This prohibition shall not apply to the creation, assignment or recognition of a right to any interest payable hereunder with respect to Cole pursuant to a domestic relations order that satisfies the requirements of a Qualified Domestic Relations Order (“QDRO”) as that term is defined in Section 414(p) of the Internal Revenue Code (the “Code”) as if this Plan were qualified under Section 401(a) of the Code. Payment pursuant to such domestic relations order may be made as soon as administratively feasible following determination by Cole that said order satisfies the requirements of a QDRO.

8.3                                 If the Bank shall at any time be merged or consolidated into or with any other entity, or if substantially all of its assets are transferred to another entity, the provisions of this Plan shall be binding upon and inure to the benefit of the entity resulting from such merger or consolidation to which such assets shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer.

8.4                                 In the event the Bank must liquidate due to insolvency or events resulting in an act of bankruptcy, this Plan shall terminate and all obligations to Cole shall be considered as payable immediately.

8.5                                 Except as provided by federal law, all questions pertaining to the validity, construction and administration of the Plan shall be determined under the laws of California.

Section 9.                                            Amendments and Termination.

9.1                                 The Bank may at any time amend or terminate this Plan in whole or in part with Cole’s consent.

Section 10.                               Expenses.

Costs of administration of the Plan shall be paid by the Bank as may be determined by the Board.

Section 11.                                      Execution.

To record the adoption of this Plan, the Bank and Cole have caused its appropriate officers to affix its company name and seal hereto this 1 day of May, 2002.

Tamalpais Bank

By:	/s/ Carolyn Horan
Carolyn Horan, Vice Chairman

Kit M. Cole

/s/ Kit M. Cole